Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the Enerflex Ltd. Share Unit Plan of our reports dated February 25, 2026, with respect to the consolidated financial statements of Enerflex Ltd., and the effectiveness of internal control over financial reporting of Enerflex Ltd., incorporated by reference in its Annual Report on Form 40-F for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Calgary, Canada

March 13, 2026